Exhibit 4.5


                               SMART ONLINE, INC.


              SECOND AMENDMENT AND AGREEMENT TO JOIN AS A PARTY TO
          CONVERTIBLE SECURED SUBORDINATED NOTE PURCHASE AGREEMENT AND
                          REGISTRATION RIGHTS AGREEMENT

         THIS SECOND AMENDMENT AND AGREEMENT TO JOIN AS A PARTY TO CONVERTIBLE SECURED SUBORDINATED NOTE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into this 21st day of November 2008, by and among Smart Online, Inc., a Delaware corporation (the "Company"), and each of the undersigned holders (the "Holders," and individually, a "Holder") of Secured Subordinated Convertible Promissory Notes (the "Notes") issued pursuant to that certain Convertible Secured Subordinated Note Purchase Agreement dated as of November 14, 2007, by and among the Company and the Investors referenced on Schedule A attached thereto, as amended on August 12, 2008 (as amended, the "Original Purchase Agreement") and certain additional purchasers of the Notes (the "New Investors" and individually, a "New Investor"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Purchase Agreement.

                                    RECITALS

         WHEREAS, in connection with the sale of the Notes, the Company entered into the Original Purchase Agreement with the Investors named therein, the Registration Rights Agreement dated as of November 14, 2007 with the Investors named therein (the "Registration Rights Agreement") and a Security Agreement dated as of November 14, 2007 with Doron Roethler as collateral agent for the holders of the Notes (the "Security Agreement");

         WHEREAS, the Company and the Holders desire to amend the Original Purchase Agreement and the Registration Rights Agreement to permit the Company to sell Additional Notes to the New Investors in a Subsequent Closing;

         WHEREAS, each New Investor desires to join as a party to the Original Purchase Agreement, and the Registration Rights Agreement in connection with its purchase of Additional Notes in the principal amount set forth opposite the New Investor's name on Exhibit A hereto;

         WHEREAS, Section 9(a) of the Original Purchase Agreement provides that any provision of the Agreement may be amended with the written consent of the Company and the Investors named therein holding at least a majority of the aggregate outstanding principal amount of the Notes;

         WHEREAS, Section 3.6 of the Registration Rights Agreement provides that any provision of the Registration Rights Agreement may be amended with the written consent of the Company and the Investors named therein holding at least a majority of the aggregate outstanding principal amount of the Notes.

         WHEREAS, the Holders constitute a majority of the aggregate outstanding principal amount of the Notes necessary to amend the provisions of the Original Purchase Agreement and the Registration Rights Agreement.

         NOW, THEREFORE, in consideration of the promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Amendments to Original Purchase Agreement.

                  (a) The terms "Investor" and "Investors" referenced in the Original Purchase Agreement shall be amended to include each of the New Investors and the terms "Note" or "Notes" shall be amended to include each of the Additional Notes purchased by the New Investors.

                  (b) Schedule 1 to the Original Purchase Agreement shall be amended to include the schedule set forth in Exhibit A hereto

         2. Amendment to Registration Rights Agreement. The terms "Investor" and "Investors" referenced in the Registration Rights Agreement shall be amended to include each of the New Investors and the terms "Note" or "Notes" shall be amended to include each of the Additional Notes purchased by the New Investors.

         3. Acknowledgement and Joinder. Each New Investor hereby acknowledges that it has received a copy of the Original Purchase Agreement, the Security Agreement and the Registration Rights Agreement and has had the opportunity to review the terms thereof. Each New Investor hereby joins as a party and agrees to be bound by the terms and conditions of the Original Purchase Agreement, as hereby amended, and the Registration Rights Agreement, as hereby amended, on the date hereof. Each New Investor further acknowledges and agrees that pursuant to the Original Purchase Agreement and the Security Agreement, Doron Roethler is appointed as the agent for the Investors, including the New Investors, with respect to the matters set forth therein.

         4. Consent of the Company and the Holders. The Company and the Holders hereby consent to the New Investors joining as a party to the Original Purchase Agreement, as hereby amended, and the Registration Rights Agreement, as hereby amended, to the addition of the name of the New Investors to the applicable exhibit or schedule to such agreements and to the distribution of such applicable exhibit or schedule, as amended, to the other parties to such agreements.

         5. Representations and Warranties of the New Investors. Each New Investor hereby confirms that each representation and warranty contained in
Section 3 of the Original Purchase Agreement, as hereby amended, is true in all respects on and as of the date of this Agreement as though such representations and warranties were made by such New Investor on and as of the date hereof. Each New Investor further confirms that all agreements and conditions contained in the Original Purchase Agreement, as hereby amended, that are required to be performed or complied with by such New Investor on or before the date hereof have been performed and complied with in all material respects as of the date hereof.

         6. Ratification. Except as specifically amended pursuant to this Agreement, each of the Original Purchase Agreement and the Registration Rights Agreement remains in full force and effect in accordance with its terms.

         7. Validity. The parties agree that this Agreement is entered into in accordance with Section 9(a) of the Original Purchase Agreement and Section 3.6 of the Registration Rights Agreement.

         8. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws or choice of law provisions thereof.

         9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors and assigns.

         11. Effectiveness of Agreement. This Agreement shall become effective upon the receipt by the Company of the funds set forth on Exhibit A under the caption "2nd Subsequent Closing Note Principal Amount."


                           [Signature page to follow]

     [Signature Page to Second Amendment and Agreement to Join as a Party to
          Convertible Secured Subordinated Note Purchase Agreement and
                         Registration Rights Agreement]

         IN WITNESS WHEREOF, the parties have executed this Second Amendment and Agreement to Join as a Party to Convertible Secured Subordinated Note Purchase Agreement and Registration Rights Agreement as of the date first above written.

COMPANY:                                    SMART ONLINE, INC.

                                            By:      /s/ David E. Colburn
                                                     ---------------------------
                                            Name:    David E. Colburn
                                            Title:   President/CEO

     [Signature Page to Second Amendment and Agreement to Join as a Party to
          Convertible Secured Subordinated Note Purchase Agreement and
                         Registration Rights Agreement]


                                            HSBC PRIVATE BANK (SUISSE) SA

                                            By:      /s/ Francois de Szy
                                                     ---------------------------
                                            Name:    Francois de Szy
                                            Title:   Associate

                                            By:      /s/ Giorgio Gagliani
                                                     ---------------------------
                                            Name:    Giorgio Gagliani
                                            Title:   Associate

     [Signature Page to Second Amendment and Agreement to Join as a Party to
          Convertible Secured Subordinated Note Purchase Agreement and
                         Registration Rights Agreement]


                                    UBP, UNION BANCAIRE PRIVEE


                                    By:      /s/ Malgioglio     /s/ F. Rossi
                                             --------------------------------
                                    Name:    S. Malgioglio      F. Rossi
                                    Title:                      Associate

EXISTING HOLDERS:                           CRYSTAL MANAGEMENT LTD.


                                            By:      /s/ Doron Roethler
                                                     ---------------------------
                                            Name:    Doron Roethler
                                            Title:   Beneficial Owner




                                            ATLAS CAPITAL S.A.


                                            By:      /s/ Avy Lugassy
                                                     ---------------------------
                                            Name:    Avy Lugassy
                                            Title:




                                            WILLIAM FURR

                                            /s/ William Furr
                                            ------------------------------------


                                            THE BLUELINE FUND


                                            By:      /s/ Ph. Pouponnot
                                                     ---------------------------
                                            Name:    Ph. Pouponnot
                                            Title:

                                    Exhibit A

                                   SCHEDULE I

                              Schedule of Investors
                  Subsequent Closing Held on November 21, 2008

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INVESTOR'S NAME AND ADDRESS                              2nd Subsequent Closing
                                                         Note Principal Amount

--------------------------------------------------------------------------------
HSBC Private Bank (Suisse) SA                            US$250,000
Corporate Actions Department (TITCC)
Montbrillant Business Center
PO Box 3580
CH. 1211 Geneva 3
Switzerland
Fax: + 41 (0)58 705 52 50

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

                                    Exhibit A

                                   SCHEDULE I

                              Schedule of Investors
                  Subsequent Closing Held on November 21, 2008

--------------------------------------------------------------------------------

INVESTOR'S NAME AND ADDRESS                               2nd Subsequent Closing
                                                          Note Principal Amount

--------------------------------------------------------------------------------
UBP, Union Bancaire Privee                                US$250,000
96-98, rue du Rhone
Case postale 1320
CH-1211 Geneve 1
Switzerland
Fax: 41 588 193 686

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